Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Canadian Rockport International, Inc. (the "Company") on Form 10-K for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William Malone, Chief Executive Officer and Shannon Downs, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Canadian Rockport International, Inc., and will be retained by Canadian Rockport International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Wiiliam Malone
William Malone, Chief Executive Officer
February 2, 2006

/s/ Donel Belsby
Donel Belsby, Chief Financial Officer
February 2, 2006